EXHIBIT 23.2
Consent of Simon Lever & Company, CPAs

[SIMON LEVER & COMPANY letterhead]

Certified Public Accountants and Consultants

444 Murry Hill Circle
Lancaster, PA 17601-4168
Telephone 717.569.7081
Fax 717.569.7313
www.simon-lever.com

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of Medical Technology & Inovations, Inc. on Form S-8 to be filed on or about
September 18, 2002 of our report dated September 25, 2001 on the consolidated financial statements of Medical Technology & Innovations, Inc. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form
10-KSB of Medical Technology & Innovations, Inc. for the year ended June 30,
2001.

                                                    /s/Simon Lever & Company
                                                     SIMON LEVER & COMPANY

Lancaster, Pennsylvania
September 18, 2002